Exhibit 23

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Aluminum Company of America on Form S-8 (Registration Nos. 33-22346, 33-24846 and 33-49109) and Form S-3 (Registration
Nos. 33-877 and 33-49997) of our reports dated January 11, 1994 on our audits of the consolidated financial statements and financial statement schedules of Aluminum Company of America and consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are incorporated by reference or included in this Form 10-K.



                                        /s/Coopers & Lybrand
                                        COOPERS & LYBRAND


600 Grant Street
Pittsburgh, Pennsylvania
March 9, 1994